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                                                                    EXHIBIT 23.1




Consent of independent public accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 2002 included in Dura Automotive Systems, Inc. Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
Arthur Andersen LLP


Minneapolis, Minnesota,
May 16, 2002